EX-99.j

Exhibit (j) under Form N-1A

Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated December 15, 2000, in the Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A No. 33-33852) of the Federated Index Trust dated December 27, 2000.

/s/ Ernst & Young LLP
Boston, Massachusetts
December 27, 2000